EXHIBIT 5

               OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD L.L.P.
                                                                    EXHIBIT 5

                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             1500 NATIONSBANK PLAZA
                               300 CONVENT STREET
                            SAN ANTONIO, TEXAS 78205
                                                  (210) 281-7000

                                 August 17, 1998

Clear Channel Communications, Inc.
200 Concord Plaza, Suite 600
San Antonio, Texas  78216

Gentlemen:

         We have acted as counsel to Clear Channel Communications, Inc. (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to 15,169,924 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), 169,924 of which are issuable upon exercise of options currently outstanding under certain option agreements (the "Option Agreements") with employees of More Group Plc. ("More Group") (the "More Shares") and 15,000,000 of which are issuable upon exercise of options or other stock incentive grants previously granted and to be granted under the Clear Channel Communications, Inc. 1998 Stock Incentive Plan (the "Plan") (the "Plan Shares").

         The law covered by the opinions expressed herein is limited solely to the Federal laws of the United States and the laws of the State of Texas. This firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

         We have further assumed that:

          (i) all applicable state and foreign securities laws will have been complied with, as of any option exercise date with respect to the Option Agreements and the Plan;

         (ii) the More Shares issuable upon exercise of the options granted pursuant to the Option Agreements will be validly authorized and available for issuance (as of the date hereof, there are a sufficient number of shares of Common Stock authorized, unissued and reserved to cover the issuance of the maximum number of shares of Common Stock currently provided for under the Option Agreements);

         (iii)    the options granted pursuant to the Option  Agreements will be
                  exercised  in   accordance   with  the  terms  of  the  Option
                  Agreements and any other applicable documents;

         (iv) the shares of Common Stock issuable upon exercise of the options or other incentive grants granted under the Plan will be validly authorized and available for issuance (as of the date hereof, there is a sufficient number of shares of Common Stock authorized, unissued and reserved to cover the issuance of the maximum number of shares of Common Stock currently provided for under the Plan);

         (v) the options or other incentive grants granted under the Plan will be exercised in accordance with the terms of the Plan and any other applicable documents;

         (vi) the shares of Common Stock issued upon exercise of the Option Agreements or the options or other incentive grants granted under the Plan will be evidenced by appropriate certificates properly executed and delivered; and

         (vii) on the date of exercise, the options granted pursuant to the Option Agreements and the options or other incentive grants granted under the Plan (and all documents related thereto) will be duly executed, as applicable, authorized, issued and delivered; will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms; and will be entitled to the benefits provided by the Plan.

         Based upon the foregoing, we are of the opinion that the More Shares will, if, as, and when the options granted pursuant to the Option Agreements are exercised, and upon issuance and delivery of the Common Stock against payment therefor in the manner contemplated by the Option Agreements, be validly issued, fully paid and non-assessable shares of Common Stock of the Company. We are also of the opinion that the Plan Shares will, if, as, and when the Plan Shares are distributed in the manner contemplated by the Plan, be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                            Very truly yours,

                            /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                            AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.